SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities

Exchange Act of 1934

_________________________

Date of Report (date of earliest event reported):  December 19, 2006

PSB HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

WISCONSIN

0-26480

39-1804877

(State or other

(Commission File

(IRS Employer

jurisdiction of

Number)

Identification

incorporation)

Number)

1905 W. STEWART AVENUE

WAUSAU, WI 54401

(Address of principal executive offices, including Zip Code)

(715) 842-2191

Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 23.425)

☐

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Section 5 – Corporate Governance and Management

Item 5.02.

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Adoption of Incentive Compensation Plan

On December 19, the Board of Directors (the “Board”) of PSB’s bank subsidiary (the “Bank”) amended the Senior Management Incentive Compensation Plan (the “Incentive Compensation Plan”) which provides an annual cash incentive opportunity for executive officers of PSB in their capacities as Bank officers.  Incentive compensation is determined under a formula that derives 70% of the incentive compensation amount from the achievement of the Bank’s net income target and 30% from the achievement of the officer’s department goals.  The following table illustrates the potential incentive compensation at various levels of net income and selected levels of achievement of department goals.  Incentive compensation is paid in cash following the determination of results under the plan for the preceding fiscal year.

	% of Department Goals Achieved
	% of Targeted Net Income	25%	50%	75%	100%
	less than 95%	.8%	1.5%	2.3%	3.0%
Earnings target tier 1	95%	2.2%	2.9%	3.7%	4.4%
Earnings target tier 2	97%	3.6%	4.3%	5.1%	5.8%
Earnings target tier 3	98%	5.0%	5.7%	6.5%	7.2%
Earnings target tier 4	99%	6.4%	7.1%	7.9%	8.6%
Earnings target tier 5	100%	7.8%	8.5%	9.3%	10.0%
Earnings target tier 6	102%	9.7%	10.6%	11.6%	12.5%
Earnings target tier 7	105%	12.4%	13.6%	14.8%	16.0%
Earnings target tier 8	107%	15.5%	17.0%	18.5%	20.0%
Earnings target tier 9	109%	19.4%	21.3%	23.1%	25.0%
Earnings target tier 10	111%	23.3%	25.5%	27.7%	30.0%

Resignation of Mr. Svacina

David A. Svacina, Vice President and Secretary of PSB, has resigned his positions with PSB and the Bank effective as of the close of business on December 31, 2006.  Under the terms of a severance agreement entered into on December 21, 2006, the Bank will pay Mr. Svacina a severance benefit equal to 50% of the contractual salary remaining under the term of his employment agreement.  The Bank will also cover 50% of the cost of the Bank’s health insurance until Mr. Svacina attains age 65 and will permit Mr. Svacina’s spouse to elect to continue coverage at her expense under the health plan until she attains age 65.  Mr. Svacina also agrees to provide consulting services at an hourly rate at the Bank’s request.  Mr. Svacina has also agreed not to compete with the Bank for a period of one year.  The net after-tax liability that will be recognized in the fourth quarter for payments due Mr. Svacina is estimated to be $116,000.

Appointment of Mr. Cattanach

On December 19, 2006, Scott M. Cattanach was elected to assume the position of Secretary of PSB effective January 1, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PSB HOLDINGS, INC.

Date:  December 26, 2006

By:  SCOTT M. CATTACNACH

Scott M. Cattanach

Treasurer

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